UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 28, 2006

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Eight Greenway Plaza, Suite 1330

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)	The disclosure set forth below in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	Effective March 28, 2006, W&T Offshore, Inc. (the “Company”) appointed William W. Talafuse as interim Chief Financial Officer in addition to his current position of Senior Vice President and Chief Accounting Officer, and Mr. Talafuse has accepted such appointment. The Company’s Chief Financial Officer is on a leave of absence under the Family and Medical Leave Act as of March 27, 2006. Mr. Talafuse will serve as interim Chief Financial Officer until his successor is duly elected and qualified by the Board of Directors of the Company, or, if earlier, until his death, resignation, or removal from office.

Mr. Talafuse, age 59, has served as Senior Vice President and Chief Accounting Officer of the Company since September 28, 2005. Mr. Talafuse joined our Company in July 2004 as Vice President of Accounting and Chief Accounting Officer. Prior to joining our Company, Mr. Talafuse was with TransTexas Gas Corporation, an independent exploration and production company, and its affiliates for 16 years. Mr. Talafuse served as Controller of TransTexas Gas Corporation from October 1998 until he joined the Company. Mr. Talafuse received a B.B.A. in Accounting from Texas A&M University in 1970 and a M.B.A. in Finance from The University of Texas at San Antonio in 1979. Mr. Talafuse is a certified public accountant.

Mr. Talafuse currently has an employment agreement with the Company effective September 28, 2005. Pursuant to the terms of the employment agreement, Mr. Talafuse serves as the Senior Vice President and Chief Accounting Officer, and in such other positions as the parties may mutually agree, for an initial period of three years, subject to the terms of the employment agreement. The employment agreement provides for a base salary of $230,000 per year. For a full description of the employment arrangement with Mr. Talafuse, please refer to the employment agreement, a copy of which has been filed herewith as Exhibit 10.1.

The Company has also entered into an Indemnification and Hold Harmless Agreement with Mr. Talafuse, which provides that if Mr. Talafuse is a party or is threatened to be made a party to any action, the Company will indemnify him and hold him harmless against any and all liabilities or losses incurred in connection with such action if it arises out of or is related to the fact that he is or was serving as an officer of the Company, to the fullest extent permitted by then applicable law. Further, the rights of Mr. Talafuse under this agreement are in addition to any other rights he may have under the Company’s corporate governance documents or applicable law. The terms and conditions of Mr. Talafuse’s Indemnification and Hold Harmless Agreement are virtually identical to the terms and conditions in similar contracts pursuant to which the Company has agreed to indemnify its directors and its executive officers. A copy of the Indemnification and Hold Harmless Agreement has been filed herewith as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	Employment Agreement by and between W&T Offshore, Inc. and William W. Talafuse, dated as of September 28, 2005

Exhibit 10.2	Indemnification and Hold Harmless Agreement by and between W&T Offshore, Inc. and William W. Talafuse

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: March 29, 2006	By:	/s/ Tracy W. Krohn
Tracy W. Krohn
Chief Executive Officer, President and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Employment Agreement by and between W&T Offshore, Inc. and William W. Talafuse, dated as of September 28, 2005

Exhibit 10.2	Indemnification and Hold Harmless Agreement by and between W&T Offshore, Inc. and William W. Talafuse